Exhibit 99.1
For Immediate Release
February 15, 2007
Press Release
Investools Inc. Completes Merger with thinkorswim Group Inc., Announces Upcoming Ticker Symbol Change to ‘SWIM’
New York City - February 15, 2007 — Investools Inc. (NASDAQ: IEDU), the market leader in fulfilling the lifelong education needs of self-directed investors, and thinkorswim Group Inc., a leading online brokerage platform serving the execution needs of self-directed investors, reported today they have completed their merger previously announced on September 19, 2006. In connection with the merger, Tom Sosnoff and Scott Sheridan, the co-founders of thinkorswim, have joined the Board of Directors of Investools as well as a new independent director, Lisa Polsky. Additionally, Investools will relocate its corporate headquarters to New York City and change its ticker symbol to “SWIM” effective Wednesday, February 21, 2007.
“Today Investools Inc. begins operations with two separate, but complementary, operating divisions - Investools Education Group and thinkorswim Group — providing market-leading investor education and online execution functionality, both dedicated to extending the lifetime value of our students,” said Lee K. Barba, Chairman and Chief Executive of Investools Inc. “In recognition of this transformational merger, Investools will change its ticker symbol to ‘SWIM’ and will relocate its corporate headquarters to New York City. We are also delighted to add Lisa Polsky, a recognized Wall Street leader in the global derivatives and risk management markets, to our Board of Directors in addition to Tom Sosnoff and Scott Sheridan, the co-founders of thinkorswim. We appreciate the many years of support and service provided to Investools by Steve Wood, who is stepping down from the Board following 15 years of service as an independent director.”
Investools Inc. also announced today that earnings for the fourth quarter and fiscal year ended December 31, 2006 will be released on February 28, 2007, before the market opens. A conference call to discuss results is scheduled for 10:00 a.m. Eastern on the same day. The call is being webcast by Thomson CCBN and will be available through Investools’ website at www.investools.com under Investor Relations and through thinkorswim’s website at www.thinkorswim.com.
About Investools Inc.
Investools Inc. offers market-leading investor education and execution products and services for self-directed investors. Investools Education Group offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led synchronous and asynchronous online courses, in-person workshops, one-on-one and one-to-many online coaching programs and telephone, live-chat and email support. thinkorswim Group is a leading online brokerage and technology provider focused on providing services to self-directed options traders and institutional users. thinkorswim offers customers a broad range of products including equities, exchange traded options, futures, mutual funds, and bonds. thinkorswim provides unique front end trading platforms that allow its customers to trade electronically at national securities exchanges and provides sophisticated trading tools and analytics, including tools for implementing complex, multi-leg options strategies. The products and services offered by Investools Inc. have received numerous accolades from third parties including Barron’s ranking thinkorswim as one of its top rated online brokers and best for options traders (2006), and Prophet’s top Barron’s ranking as having the best technical analysis tools (2006)
All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect the Company’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company’s products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company’s proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in Investools’ SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.
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Investor Contacts:
Ida Kane, SVP and CFO
801.816.6918
ida.kane@investools.com
Paul Helbling, SVP and CAO
281.588.9102
paul.helbling@investools.com